NEW WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

New World Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: (a) The Board of Directors of the Corporation has divided and further classified the authorized, but unissued shares of common stock of the Corporation, par value $.01 per share, into 1 additional class, designated “Class R-2E”. The remaining shares of common stock, including the shares currently issued and outstanding, shall consist of the previously designated Class A, Class B, Class C, Class F-1, Class F-2, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares. The authorized shares of each such class of common stock shall consist of the sum of (x) the outstanding shares of that class and (y) one-seventeenth (1/17) of the authorized but unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class F-1, Class F-2, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 1,000,000,000 shares until changed by action of the Board of Directors in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law).

(b) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A, Class B, Class C, Class F-1, Class F-2, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares are set forth in the Charter of the Corporation. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class R-2E shares of the Corporation are set forth below.

SECOND: Except to the extent provided otherwise by the Charter of the Corporation, all classes of shares of the Corporation shall represent an equal proportionate interest in the assets of the Corporation (subject to the liabilities of the Corporation) and each share shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

(i) Each class of shares of the Corporation may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares;

(ii) Expenses, costs and charges which are determined by or under the supervision of the Board of Directors to be attributable to the shares of a particular class may be charged to that class and appropriately reflected in the net asset value of, and/or dividends payable on, the shares of that class; and

(iii) Subject to the provisions in the Charter of the Corporation pertaining to the exchange rights of Class B, Class C and Class 529-B shares, each class of shares of the Corporation may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940, as amended.

THIRD: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the authorized Capital Stock of the corporation to one billion shares of common stock, par value $0.01.

FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

FIFTH: (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation had authority to issue was 500,000,000 shares of common stock, par value $0.01.

(b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 1,000,000,000 shares of common stock, par value $0.01.

(c) The aggregate par value of all shares having a par value was $5,000,000 before the increase and $10,000,000 as increased.

SIXTH: The aforesaid shares have been duly classified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice Chairman and attested by its Secretary on this 10th day of June 2014.

New World Fund, Inc.

By: /s/ Michael J. Thawley

Michael J. Thawley

Vice Chairman and

Principal Executive Officer

ATTEST:

By: /s/ Michael W. Stockton

Michael W. Stockton

Secretary

The undersigned, Vice Chairman and Principal Executive Officer of New World Fund, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary of which this certificate is made a part, acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Michael J. Thawley

Michael J. Thawley

Vice Chairman and

Principal Executive Officer

NEW WORLD FUND, INC.

CERTIFICATE OF CORRECTION

New World Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The title of the document being corrected hereby is Articles Supplementary.

SECOND: The name, as it appeared in the Articles Supplementary, of the party to such Articles Supplementary is New World Fund, Inc.

THIRD: The Articles Supplementary to be corrected hereby were filed on July 2, 2014.

FOURTH: Article Fifth of the Articles Supplementary as previously filed reads as follows:

(a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation had authority to issue was 500,000,000 shares of common stock, par value $0.01.

(b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 1,000,000,000 shares of common stock, par value $0.01.

(c) The aggregate par value of all shares having a par value was $5,000,000 before the increase and $10,000,000 as increased.

Article Fifth of the Articles Supplementary as corrected shall read as follows:

(a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation had authority to issue was 500,000,000 shares of common stock, par value $0.01.

(b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 1,000,000,000 shares of common stock, par value $0.01.

(c)(i) The authorized shares of each previously designated class of stock immediately before the increase in such stock consisted of the sum of (x) the outstanding shares of that class and (y) one-sixteenth (1/16) of the authorized but unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class F-1, Class F-2, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 500,000,000 shares until changed by action of the Board of Directors in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law).

(ii) The authorized shares of each previously designated class of stock after the increase in such stock is as stated in Article First of these Articles Supplementary.

(d) The aggregate par value of all shares having a par value was $5,000,000 before the increase and $10,000,000 as increased.

IN WITNESS WHEREOF New World Fund, Inc. has caused this Certificate of Correction to be signed in its name and on its behalf by its President and attested by its Secretary on August 21, 2014.

NEW WORLD FUND, INC.

By: /s/ Walter R. Burkley
Walter R. Burkley

Vice President

ATTEST:

By: /s/ Michael W. Stockton
Michael W. Stockton
Secretary

The undersigned, Vice President of New World Fund, Inc. who executed on behalf of said Corporation the foregoing Certificate of Correction of which this certificate is made a part, acknowledges in the name and on behalf of the Corporation the foregoing Certificate of Correction to be the corporate act of the Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Walter R. Burkley

Walter R. Burkley

Vice President